Exhibit 99.1

CREG Receives NASDAQ Notice of Bid Price Deficiency

XI'AN, China, June 23, 2015 -- China Recycling Energy Corp. (NASDAQ: CREG or "the Company"), a leading industrial waste-to-energy solution provider in China, today announced that it received notice from Nasdaq's Listing Qualifications Department indicating that the closing bid price of the Company's common stock was below the minimum requirement of US$1.00 per share for 30 consecutive business days and the Company was therefore not in compliance with NASDAQ listing rule 5450(a)(1).

Pursuant to listing rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 16, 2015, to regain compliance with the minimum bid price rule. If, at any time during the 180-day period the closing bid price per share of the Company’s common stock is US$1.00 or above for a minimum of ten consecutive business days, the Nasdaq staff will provide written confirmation of compliance and this matter will be closed.

The Company is currently looking into various options available with respect to regaining such compliance. The notification letter has no effect at this time on the listing of the Company's common stock on The NASDAQ Global Market. CREG's common stock will continue to trade on The NASDAQ Global Market under the symbol "CREG".

About China Recycling Energy Corp.

China Recycling Energy Corp. (NASDAQ: CREG or "the Company") is based in Xi'an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1 percent of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://creg-cn.investorroom.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Mr. Jackie Shi, Chief Financial Officer
China Recycling Energy Corp.
Tel: +86- 139 9287 0723

Email: shi723910@163.com / shi723@creg-cn.com

Christensen

Ms. Xiaoyan Su (China)

Vice President

Tel: +86-10-5900 3429

Email: xsu@christensenir.com

Mr. Christian Arnell (China)

Vice President

Phone: +86-10-5900 1548

E-mail: carnell@christensenir.com